EXHIBIT 10.3

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

           AGREEMENT made as of August 31, 1995 as amended and restated as of January 1, 2001 between STD Holding Limited; a Hong Kong corporation (the "Corporation"), and Stephen Chu (the "Employee").

W I T N E S S E T H:

           WHEREAS, the Employee and the Corporation entered into an employment agreement dated August 31, 1995 pursuant to which the Employee has been employed by the Corporation, a company engaged in the business manufacturing and marketing of computer and video game accessories, as its Group Managing Director and

           WHEREAS, the stock of the Corporation was acquired by Recoton (Far East) Limited ("RFE"), a wholly owned subsidiary of Recoton Corporation, a New York corporation ("Recoton"), pursuant to an agreement between Recoton and the former stockholders of [the Corporation] dated August 31, 1995 (the "Acquisition Agreement"); and

           WHEREAS, the term of the Employment Agreement is due to expire on December 31, 2001; and

           WHEREAS, Recoton will establish a wholly-owned holding company to be named InterAct International, Inc. ("III") which will own (directly or indirectly) all of the shares of the Corporation; and

           WHEREAS, the Corporation and the Employee desire to assure the continued service of the Employee to the Corporation;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and conditions herein contained, the parties hereto agree that the Employment Agreement is hereby amended as of January 1, 2001 ("the First Amendment Effective Date") to read as follows:

          1.   Employment and Duties.

                (a)  The Corporation hereby continues the employment of the Employee, and the Employee accepts continued employment, during the term set forth in Section 2(a) and upon the other terms and conditions set forth in this Agreement. The Employee shall continue to serve as Group Managing Director of the Corporation (or otherwise if the position is of similar stature) subject to the conditions set forth in this Agreement, under the direction of the Board of Directors of the Corporation, and shall exercise such responsibilities and perform such duties for the Corporation and any companies in which the Corporation owns a capital stock interest of at least 40% of the voting equity (a "subsidiary") commensurate with such capacity as the Board of Directors of the Corporation may from time to time reasonably designate, as well as similar services for III and any other parent holding companies. The Employee may also serve as a director of the Corporation and the parent holding companies during the term of his employment pursuant to this Agreement, if agreed and if so elected to such position.

                (b)  The Employee shall report to Robert L. Borchardt, so long as he is Director of the Corporation or, thereafter, to the Chairman of the Board of Directors of the Corporation or his designee. The Employee shall devote substantially all of his business time, attention and energies to the employment under this Agreement and to promoting the best interests of the Corporation and its affiliates and the Employee shall not, either during or outside of such normal business hours, directly or indirectly engage in any activity inimical to such best interests. The Employee shall not perform services for compensation for himself or for any entity or person other than the Corporation or its affiliates without the prior express written permission of the Corporation's Board of Directors; it shall not, however, be a violation of this Agreement for the Employee to (i) serve on civic or charitable boards; (ii) serve on the Boards of Directors or Advisory Boards of other companies noncompetitive with Recoton Corporation (so long as it is a director or indirect stockholder of the Corporation) or any of its subsidiaries (the "Recoton Companies") provided that prior written notice of such service is provided to the Chairman of Recoton and that the Employee shall resign from such boards if its business becomes (or is contemplated to become) competitive with that of any of the Recoton Companies; (iii) participate in professional activities and organizations; and (iv) manage personal investments, so long as those activities do not interfere with the business undertaken by any of the Recoton Companies or with the Employee's performance of his responsibilities under this Agreement so long as the requirements of the second sentence of this paragraph are not violated. The Employee shall exert his best efforts in the performance of his duties under this Agreement.

          2.   Term; Payment Upon Termination.

                (a)  The term of the Employee's employment under this Agreement commenced as of August 31, 1995 and shall terminate on the earlier of the death of the Employee, the Employee ceasing to be employed by the Corporation other than by reason of breach by the Corporation of this Agreement or 5:00 p.m. Hong Kong time on December 31, 2005 (the "Expiration Date"); provided, however, that upon the mutual written consent of the Corporation and the Employee reached any time before October 1, 2005, the term of employment shall be extended to December 31, 2009.

                (b)  The Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to Section 3, prior to the Expiration Date at any time for "cause". "Cause" as used in this Agreement shall mean (i) fraud, (ii) conviction of a felony or any crime having as an essential element larceny, (iii) commission of an intentional tort against the Corporation or any of its affiliates, (iv) willful and repeated dereliction of duty or breach of the Employee's material obligations under this Agreement, (v) failure to perform any material covenants of the Employee under the Acquisition Agreement to the extent that the Employee is a party to such agreement, (vi) repeated or material violation of published Corporation business policies, (vii) serious violation of law relating to the business or securities of the Corporation or any of its affiliates (including III and Recoton) and (viii) Patrick Ho or Todd Hays leaves the employ of the Corporation or InterAct Accessories, Inc. for reasons other than breach of the employment agreement by his employer, death or disability unless such employee's departure was with the consent of his employer. In addition, the Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to Section 3 except as otherwise set forth in Section 3, prior to the Expiration Date at any time for physical or mental impairment or condition which renders the Employee unable to perform his usual duties as an employee which persists for a period of more than 180 days out of any 24-month period ("disability").

                (c)  The Corporation may terminate the employment of the Employee for reasons other than cause or disability provided that the Corporation shall continue to pay or provide the Employee the salary and other benefits (including bonuses and advances thereof which would be paid if the Employee were still employed hereunder) provided for in this Agreement until August 31, 2005.

                (d)  The Employee may terminate his employment hereunder without liability to the Corporation at any time upon 30 days prior written notice, at which time his compensation and benefits under this Agreement shall cease. If the Employee terminates his employment hereunder or notifies the Corporation of his intent to terminate his employment hereunder, the Corporation in its sole discretion may require the Employee to cease the exercise of his responsibilities and the performance of his services for the Corporation at any time prior to the effective date of the notice of termination and to refrain from entering the Corporation's premises but the Employee's compensation hereunder shall continue until the effective date of termination. If the Corporation shall materially breach any term of this Agreement, which breach shall not have been cured within 10 days after written notice thereof has been given to the Corporation, then the Employee may terminate his employment under this Agreement and the Corporation shall continue to be obligated to pay or provide to Employee the salary and other benefits provided for in this Agreement until August 31, 2005.

                (e)  The Employee shall be under no duty to mitigate damages in case of termination pursuant to Section 2(c) or 2(d) but the Corporation may offset against the sums owing to him by the Corporation hereunder all sums earned by the Employee either by reason of self-employment, as an employee or as a consultant or from other activities which would be barred by this Agreement were the Employee still employed by the Corporation.

           3.  Compensation; Benefits; and Expenses.

           For all services to be rendered to the Corporation or any affiliate thereof in any capacity, including services as an officer, director, member of any committee or otherwise, so long as the Employee is employed by the Corporation pursuant to Section 2(a) or as otherwise set forth in Section 2(c) or Section 2(d):

                (a)  The Corporation shall pay the Employee a salary at the initial rate in 1995 of HK$2,390,000 per year (the "Base Salary"), which rate has been increased as of the First Amendment Effective Date to HK$3,510,000. Such salary shall be payable in installments, less any usual payroll deductions, in accordance with prevailing payroll practices of the Corporation from time to time. The Board of Directors shall review the Employee's compensation and benefits at least once each year and may in its sole and absolute discretion increase the Employee's Base Salary and benefits over those provided for hereunder; provided, however, that in any case the Base Salary shall be increased each year (effective as of January 1) by an amount at least equal to any increase in the Consumer Price Index (B) for All Items compiled by the Consumer Price Index Section of the Census and Statistics Department of the Hong Kong Government (or by any Hong Kong Government department upon which duties in connection with such index shall have devolved). Other than as provided in this Agreement, in no event may the Employee's compensation or benefits be decreased by the Board of Directors except to the extent that such benefits (other than Base Salary) are provided to other employees and such employee benefits are similarly generally reduced.

                (b)  The Employee shall be entitled to receive a bonus of 3% of the net after-tax earnings of III and its direct and indirect subsidiaries (including InterAct Holdings, Inc., STD Holdings and its subsidiaries, InterAct Canada, Inc., InterAct Technologies, Inc., and STD Technology Holding Limited and its subsidiaries) but excluding Recoton (Far East) Limited (collectively, the "InterAct Group") on a consolidated basis, which bonus shall be paid on an annual basis for each full year of employment under this Agreement after 2000 on or before March 31st of each year with respect to the business of the InterAct Group for the immediately preceding fiscal year, commencing with the bonus to be paid in 2002 for the fiscal year ended December 31, 2001; provided, however, that if in any year the net after-tax earnings of the InterAct Group are negative, the negative balance shall be cumulated with the net after-tax earnings of subsequent years for purposes of determining the net after-tax earnings for such subsequent years until such negative balance shall have been eliminated on a cumulative basis.

                (c)  For the purposes of Section 3(b), "net after-tax earnings" shall mean the consolidated net earnings of the companies in the InterAct Group after imposition of taxes which will then be paid or are required to be accrued, computed in accordance with accounting principles generally accepted in the United States but as if the payments made pursuant to Section 3(b) were not made.

                (d)  The Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee requested or authorized by the Corporation in connection with the Corporation's business provided such expenses are properly documented and accounted for in accordance with the then policy of the Corporation.

                (e)  The Employee shall be entitled to the fringe benefits generally made available to the executives of Recoton of the rank equal to the Employee prior to this Agreement (including vacation, holidays, insurance, medical benefits, automobile and professional training) to the extent that such benefits may be legally extended to him, but the Corporation shall be under no obligation to include him in any stock option, profit sharing plan or bonus program, in light of the bonuses referred to in Section 3(b). He shall continue to receive the same automobile benefits which he received prior to execution of this Agreement.

                (f)  The Employee's place of work, when not engaged in business travel, shall be such place as the Corporation may reasonably specify from time to time. The Corporation shall reimburse the Employee's moving and related expenses, and provide bridge loans, consistent with Recoton's policy for senior executives if the Corporation's offices shall be moved out of Hong Kong.

                (g)  Recoton, as a guarantor of this Agreement, shall cause III promptly after it becomes a subsidiary of Recoton to issue to the Employee options to purchase shares in III in the form attached as Exhibit A (the "Initial Options").

                (h)  Recoton, as a guarantor of this Agreement, shall cause III promptly after it becomes a subsidiary of Recoton to issue to the Employee options to purchase shares in III in the form attached as Exhibit B (the "Additional Options").

           4.  Restrictions On the Disclosure of Proprietary Information; Inventions.

                (a)  During the course of the Employee's employment and thereafter, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly (i) record, photograph, photocopy or by any other means copy or cause to be copied any document, list, drawing, writing, photograph, sketch, sound recording or other material that embodies Proprietary Information or (ii) use, or disclose or divulge to any person, firm or corporation, any Proprietary Information, except as may be necessary in the ordinary course of the Corporation's business or as may be required by law. As used in this Agreement, "Proprietary Information" means information disclosed to or obtained by the Employee, whether or not acquired during business hours, concerning the Corporation's, its subsidiaries' and/or Recoton's business, operations, products, manufacturing or other processes, services, customers, vendors, costs and pricing policies, research, development, formulae, specifications, methods, expertise, techniques, inventions, equipment, purchasing, merchandising and selling including, but not limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Notwithstanding the foregoing sentence, Proprietary Information does not include (i) information acquired by the Employee before the Employee became an employee of the Corporation, (ii) information which is or becomes public knowledge (except as may be disclosed by the Employee in violation of this Agreement), (iii) information acquired by the Employee from a source, other than the Corporation, Recoton, or an affiliate of or a party providing such information to the Corporation or Recoton or an affiliate thereof, that legally acquired such information and was free to disclose the same or (iv) information independently developed by the Employee without the use of Proprietary Information or the Corporation's or its affiliates' or facilities. Upon termination of employment hereunder for any reason, the Employee shall promptly return to the Corporation all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Corporation, its affiliates or Recoton, and the Employee shall not make or retain any copies thereof.

                (b)  If at any time during the term of employment by the Corporation the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works or art, products, ideas or formulae in which intellectual property subsists whether pursuant to the laws of Hong Kong any other jurisdiction (collectively, the "Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating to the business of the Corporation or its affiliates or Recoton or any part thereof, such Intellectual Property shall be and remain the sole and exclusive property of the Corporation. The Employee shall promptly communicate and disclose all such Intellectual Property to the Corporation, and to further effectuate the purposes of this provision, shall execute and deliver to the Corporation at the Corporation's expense any instruments deemed necessary by the Corporation to effect the disclosure thereof to, and ownership thereof by, the Corporation, including without limitation any assignments of rights to all Intellectual Property including without limitation patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property and shall further assist the Corporation, as the Corporation may reasonably request, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property, including testifying in any hearings, depositions or trials related thereto.

           5.  Restrictions on Competition. Except as otherwise set forth below, the Employee shall not directly or indirectly during his employment and for a period of two years thereafter (or until December 31, 2005, if sooner).

                (a)  engage in the manufacture or sale of video or computer gaming accessories (the "Business") other than for the benefit of the Corporation, and its affiliates (which for the purposes of this Section 5 shall include but not be limited to Recoton Corporation and any member of the InterAct Group) in any of the following: (i) Hong Kong; or (ii) the People's Republic of China, or (iii) any country in which the Corporation or its subsidiaries or Recoton or its subsidiaries currently or at any time during the term of this Agreement has distributors or customers; or (iv) any geographic area within 100 miles of any country mentioned in clause (i), (ii) or (iii) above; or (v) any country in Southeast Asia, (vi) any country in the Pacific, (vii) the United States; or (viii) Canada; or (ix) Mexico or (x) any country in which Recoton or the Corporation conducts its business as of the date hereof or at any time during the term of this Agreement;

                (b)  render services to or have any interest, as a shareholder owner, agent, director, employee, consultant, lender, guarantor or otherwise, in any other person engaged in the Business other than the Corporation or its affiliates; or

                (c)  either (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for himself or for another) for employment or induce, persuade or encourage any person to leave the employ of the Corporation or an affiliate who is or was during the period that the Employee was employed by the Corporation or an affiliate employed or retained by the Corporation or an affiliate as a consultant, agent, employee or otherwise or (ii) divert or attempt to divert from the Corporation or an affiliate any business whatsoever by influencing or attempting to influence any customer or supplier of the Corporation or an affiliate.

For purposes of this Section 5, ownership of 3% or less of any class of outstanding securities of a company the securities of which are listed on a national securities exchange or which has 1,000 or more shareholders, shall not be deemed to constitute engaging in the Business or having an interest in a person engaged in the Business. The Employee acknowledges that the time, scope, geographic area and other provisions of this Section 5 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. It is understood that the Employee is agreeing to the terms of this Section 5 in order to induce the Corporation to enter into this Agreement. The parties acknowledge that the business which the Corporation plans to conduct will be conducted throughout the world and that, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Corporation protection to which it is entitled in this Agreement. The restrictions set forth in Section 5(a) shall not be binding on the Employee if the Corporation should terminate the Employee's employment pursuant to Section 2(c).

           6.  Prior Agreements. The Employee represents and warrants to the Corporation that he is not currently subject to any agreements, obligations or restrictions regarding prior employment, competition, solicitation of employees or customers or disclosure of proprietary information.

           7.  Certain Business Practices. The Employee shall not during the term of his employment by the Corporation take or cause or permit others to take any action which would cause the Corporation to be in violation of the United States Foreign Corrupt Practices Act or any other similar legislation of the United States or any other country or any subdivision thereof.

           8.  Governing Law; Arbitration; Attorneys Fees.

                (a)  Applicable Law. This Agreement and its validity, construction and performance shall be governed in all respects by the law of Hong Kong, without giving effect to principles of conflict of law.

                (b)  Arbitration. The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the jurisdiction where the Corporation's main offices are located at the time of institution of such action (the "Main Office") in accordance with the Arbitration Rules of the International Chamber of Commerce, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the trial courts for or in the region where the Main Office is located for all purposes in connection with arbitration. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 8(b) shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. The arbitrators are hereby authorized to award to the winning party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

                (c)  Legal Fees. In the event of litigation or arbitration hereunder, the court or arbitral panel shall be authorized to award the prevailing party in such action or proceeding any or all reasonable attorney fees and disbursements paid by it in prosecuting or defending such action.

           9.  Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforce- able, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

           10.  Equitable Remedies. The Employee acknowledges that because of the nature of the business of the Corporation and the subject matter of this Agreement, a breach of Section 4 or 5 of this Agreement will cause irreparable injury to the Corporation for which money damages will not provide an adequate remedy, and the Employee agrees that the Corporation shall have the right to have the provisions of such Section specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Corporation may have. The Employee further acknowledges that Sections 4 and 5 are reasonable and enforceable.

           11.  No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

           12.  Assignment. This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Corporation may assign its rights to any parent or subsidiary or, with the Employee's consent (not to be unreasonably withheld), any successor or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Corporation's obligations hereunder and provided, further, that such assignment and assumption shall not relieve the Corporation of its obligations hereunder.

           13.  Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to employment of the Employee by or with the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

           14.  Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

           15.  Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and addressed to the address (or telecopier number) of the parties stated below or to such changed address as such party may have fixed by notice:

(a)	To the Employee:
c/o STD Holding Limited
Unit F-J, 5th Floor, Block 2
Kwai Tak Industrial Center
15-33 Kwai Tak Street
Kwai Chung, N.T., Hong Kong
Telecopier No.: 011-852-2612-1159
Telephone No.: 011-852-420-1331

(b)	To the Corporation:
STD Holding Limited
Unit F-J, 5th Floor, Block 2
Kwai Tak Industrial Center
15-33 Kwai Tak Street
Kwai Chung, N.T., Hong Kong
Attn: Chairman of the Board
Telecopier No.: 011-852-2612-1159
Telephone No.: 011-852-420-1331

- copy to (which shall not constitute notice) -

Recoton Corporation 2950 Lake Emma Road Lake Mary, FL 3274 6 Attn: Stuart Mont Telecopier No.: 407-333-8903 Telephone No.: 407-333-8900

- copy to (which shall not constitute notice) -

Stroock & Stroock & Lavan 180 Maiden Lane New York, New York 10038 Attn: Theodore S. Lynn, Esq. Telecopier No.: 212-806-6006 Telephone No.: 212-806-5400

(or to such other address or telecopier number as any party may specify by notice to all other parties as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) three days after mailing, when mailed by registered or certified postage-paid mail, (b) on the next business day, when delivered to a same-day or overnight national courier service or the U.S. Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

          16.   Binding Nature. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.

           17.  Headings; Language. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural the singular and the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

           18.  Survival. The provisions of this Agreement shall survive the termination or expiration of the Employee's employment as a continuing agreement of the Corporation and the Employee.

           19.  Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. Any Schedules and Exhibits are hereby made a part of this Agreement.

           20.  Counterparts. This Agreement may be executed in two duplicate counterparts, each of which shall be deemed to be an original.

           21.  Advice of Counsel. The Employee acknowledges that he was given the opportunity to receive the advice of counsel before signing this Agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

STD HOLDING LIMITED By: /s/ Robert L. Borchardt Name: Robert L. Borchardt Title: Director /s/ Stephen Chu Stephen Chu

GUARANTY

           Recoton Corporation hereby guaranties the performance by the Corporation of its obligations pursuant to the foregoing agreement. This guarantee shall terminate at such time as Recoton ceases to own directly or indirectly a majority of the shares of the Corporation or III. Recoton Corporation hereby agrees to cause InterAct International, Inc. to execute the guaranty set forth below promptly following its formation.

RECOTON CORPORATION By: /s/ Arnold Kezsbom Name: Arnold Kezsbom Title: Senior Vice President-Finance

GUARANTY

           InterAct International, Inc. hereby guaranties the performance by the Corporation of its obligations pursuant to the foregoing agreement.

INTERACT INTERNATIONAL, INC. By: /s/ Arnold Kezsbom Name: Arnold Kezsbom Title: Vice President

EXHIBIT A

INTERACT INTERNATIONAL INC.
INITIAL STOCK OPTION AGREEMENT

           This AGREEMENT dated as of the 1st day of January, 2001 between INTERACT INTERNATIONAL INC, a Delaware corporation (the "Company"), RECOTON CORPORATION, a New York corporation and the sole stockholder of the Company ("Recoton") and Stephen Chu ("Optionee").

W I T N E S S E T H:

           1.  Grant of Option. Pursuant to the provisions of an employment agreement between Optionee and STD Holding Limited, a company affiliated with the Company, the Company hereby grants to Optionee, subject to the terms and conditions set forth in this Agreement, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of 2,475,000 shares of Common Stock of the Company at the purchase price of $1.00 per share. The Option is not intended to qualify as an incentive stock option pursuant to Section 422A of the Internal Revenue Code of 1986, as amended.

           2.  Terms and Conditions. The Option is subject to the following terms and conditions:

           (a)  Expiration Date. The Option shall expire on January 31, 2006 (the "Expiration Date"), except as otherwise noted in subparagraph (d) of this paragraph 2.

           (b)  Exercise of Option. The Option may be exercised, to the extent otherwise exercisable by its terms, in four cumulative installments as follows:

• • • •	40% of the options will be immediately exercisable, 20% will become exercisable on January 1, 2002, 20% will become exercisable on January 1, 2003, and 20% will become exercisable on January 1, 2004.

Notwithstanding the foregoing, all or any part of any remaining unexercised Option may be exercised in the following circumstances: (a) immediately upon (but prior to the expiration of the term of the Option) the holder's retirement from the Company and all of its subsidiaries ("Subsidiaries") on or after such person's 65th birthday, (b) subject to the provisions of Section 5(e) hereof, upon the disability (to the extent and in a manner as shall be determined by the Company in its sole discretion) or death of the holder or (c) upon the occurrence of such special circumstances or event as in the opinion of the Company merits special consideration. To the extent otherwise permitted by this Agreement, shares with respect to which the Option becomes exercisable may be purchased in whole or from time to time in part at any time prior to the expiration of the Option. Any exercise shall be accompanied by a written notice to the Company in a form substantially as attached to this Agreement as Exhibit 1 (including the last paragraph of such Exhibit if applicable), specifying the number of shares as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule 1 to this Agreement.

                (c)  Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares as to which the Option shall be exercised shall be paid in cash or by check (subject to clearance) made payable to the Company. Subject to the provisions of subparagraph (i) below, as soon as practicable following receipt of such cash or clearance of such check the Company shall issue to Optionee a certificate for the number of shares as to which the Option is being exercised. Delivery of such shares shall be at the principal office of the Company and the obligation of the Company with respect to the purchase of such shares shall be fulfilled by delivery of such shares registered in the name of Optionee. If Recoton Corporation or the Company lends Optionee money to exercise the options, Optionee shall pay out of his personal assets at least the par value of the shares in cash, with any payments made pursuant to Section 7 and any dividends declared on the stock held by Optionee going first go to reduce the amount of any indebtedness owing by Optionee on the purchase of the shares.

                (d)  Exercise Upon Death or Termination of Employment.

(1) In the event of the death of Optionee while an employee of the Company or a Subsidiary, the Option may be exercised, to the extent that Optionee could have done so at the date of death, by the person or persons to whom Optionee's rights under the Option pass by will or applicable law, or if no such person has such right, by Optionee's executors or administrators, at any time, or from time to time, within one year after the date of Optionee's death, but not later than the Expiration Date.

(2) If Optionee's employment by the Company or a Subsidiary shall terminate because of Optionee's permanent disability, Optionee may exercise the Option, to the extent that Optionee could have done so at the date of termination of employment, at any time, or from time to time, within one year of such termination but not later than the Expiration Date.

(3) If Optionee's employment by the Company or a Subsidiary shall terminate for any reason other than death or permanent disability as aforesaid, Optionee may exercise the Option, to the extent that Optionee could have done so at the date of termination of employment, at any time, or from time to time, within three months of the date of termination of employment but not later than the Expiration Date.

(4) Notwithstanding anything in this subparagraph (d) to the contrary, if Optionee's employment is terminated because of the Optionee's (i) fraud, (ii) conviction of a felony or any crime having as an essential element larceny, (iii) commission of an intentional tort against the Company or any of its affiliates, (iv) willful and repeated dereliction of duty or breach of the Optionee's material obligations under his employment agreement, (v) failure to perform any material covenants of the Employee under the Acquisition Agreement (as defined in the Optionee's employment agreement) to the extent that the Optionee is a party to such agreement, (vi) repeated or material violation of published Company business policies and (vii) serious violation of law relating to the business or securities of the Company or any of its affiliates, all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment by the Company and all Subsidiaries, and an Optionee whose employment by the Company and Subsidiaries is so terminated shall have no right after such termination to exercise any unexercised Option which such employee might have exercised prior to the termination of employment by the Company and Subsidiaries.

                (e)  Nontransferability. The Option and any rights hereunder shall not be transferable or assignable other than by will or by the laws of descent and distribution and during the lifetime of Optionee, the Option shall be exercisable only by Optionee ; provided, however, that options to purchase a number of shares of the Corporation as may be agreed by the Board of Directors of the Corporation may be assigned to David Chu and/or William To on condition that such persons agree to be bound by the provisions of this Agreement (including Sections 5, 6 and 7) with respect to the assigned options and that such persons must take action consistent with the action which the Optionee takes or is required to take pursuant to Section 7.

                (f)  Adjustments. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, then the number and kind of shares subject to the Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Company may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

                (g)  No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance of a certificate or certificates for such shares.

                (h)  No Right to Continued Employment. The Option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of Optionee's employer to terminate Optionee's employment at any time.

                (i)  Compliance With Other Laws and Regulations. The Option and the obligation of the Company to sell shares and deliver certificates for shares of Common Stock pursuant to the Option shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation. If at any time the Company shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company. If shares are not required to be registered, but are exempt from registration, upon exercising all or any portion of the Option the Company may require Optionee (or any person acting under subparagraph (d) of paragraph 2), to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations and furnish such information deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of an option may be subject to stop orders and shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

"The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act."

           3.  Notices. Any notice under this Agreement the Company shall be addressed to it at 2950 Lake Emma Road, Lake Mary, FL 32746; Attention: President, and any notice under this Agreement to Optionee shall be addressed to Optionee at Optionee's home address as shown on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

           4.  Counterparts. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

           5.  Obligation of Optionee to Pledge Shares. Upon exercise of the Option, Optionee will be required to pledge all of his shares in the Company and give nonrecourse guarantees of the obligations of Recoton and its subsidiaries, limited to the value of the pledged shares if required pursuant to any financing applicable to the Company, Recoton (so long as it owns at least 50% of the outstanding stock of the Company) or any affiliate thereof, which such pledge and guaranty shall terminate upon an consumation of an IPO of the Company.

           6.  Bring-Along and Tag-Along Rights. If Recoton, as a stockholder of the Company, receives a bona fide third party offer to purchase all or a portion of its stock in the Company which it wishes to accept, it shall give written notice thereof (the "Sale Notice") to the Optionee which notice shall set forth the name of the proposed purchaser, the number of shares of stock proposed to be sold, the price and terms which such purchaser proposes to offer, the proposed date of closing of such a sale and such other relevant information as Recoton shall deem appropriate. If Recoton proposes to sell all of its stock in the Company, it shall have the right, exercisable in the Sale Notice, to require the Optionee to also sell all of its stock in the Company to such purchaser at the same time, at the same price and on the same terms and conditions as Recoton's stock is being sold (the "Bring-Along Right"). If Recoton does not exercise the Bring-Along Right or if it proposes to sell less than all of its stock in the Company, the Optionee shall have the right, exercisable within ten days after receipt of the Sale Notice, to require the proposed purchaser to purchase a pro rata portion of the Optionee's stock, at the same time, at the same price and on the same terms and conditions as Recoton's stock is sold (the "Tag-Along Right").

           7.  Option to Sell Shares Back to the Company. If the Company has not consummated an initial public offering (IPO) by December 31, 2003 Optionee shall have the right, exercisable on the later of December 31, 2003 or six months and one day after exercising all of the options vested on or before December 31, 2003 (but in no event after an IPO or after June 30, 2004) to put back to the Company all of the shares of the Company acquired by them pursuant to the exercise of the options, provided that each of Stephen Chu, Todd Hays and Patrick Ho (the "Three Employees"), if alive, exercise such right at the same time. Upon exercise of such right, Optionee shall receive a payment equal to the book value of the Company at the time of the exercise of this option (but in no event greater than 9% of the cumulative consolidated net after-tax profits of the Company and its direct and indirect subsidiaries (including InterAct Holdings, Inc., STD Holdings and its subsidiaries, InterAct Canada, Inc., InterAct Technologies, Inc., and STD Technology Holding Limited and its subsidiaries) but excluding Recoton (Far East) Limited (collectively, the "InterAct Group"), for 2001, 2002 and 2003 plus the exercise price for such option shares) less the amount of any dividends paid on the stock to such Optionee. Any remaining unexercised options shall be deemed canceled upon the put of such exercised options. Recoton may, in lieu of payment in cash, pay the employees in Recoton Corporation shares valued at their Fair Market Value. Fair Market Value shall mean the average last sale price of shares of Recoton Corporation, regular way, as quoted in the Nasdaq National Market for the ten trading days prior to the day before issuance of such shares.

           IN WITNESS WHEREOF, each of InterAct International Inc. and Recoton Corporation has caused this Agreement to be executed by its President or a Vice President and Optionee has executed this Agreement, both as of the day and year first above written.

INTERACT INTERNATIONAL, INC. By: Name: Title:

RECOTON CORPORATION By: Name: Title:

___________________________ (L.S.)
                  Optionee

                          SCHEDULE 1 -- NOTATIONS AS TO PARTIAL EXERCISE

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                  Number of                 Balance of
Date of           Shares                    Shares On         Authorized        Notation
Exercise          Purchased                 Option            Signature         Date
---------------------------------------------------------------------------------------

EXHIBIT 1

STOCK OPTION EXERCISE FORM

[DATE]

InterAct International, Inc.
2950 Lake Emma Road
Lake Mary, FL 32746
Attention: Secretary

Dear Sirs:

           The undersigned elects to exercise the option to purchase ______ shares of the Common Stock of InterAct International, Inc. (the "Company") under and pursuant to the Initial Stock Option Agreement between the Company and the undersigned dated as of January 1, 2001.

           Delivered herewith is a check in the amount of $______ in payment of the option price.

           [The undersigned hereby represents and agrees that all of the Common Stock being purchased hereunder is being acquired for investment and not with a view to the sale or distribution thereof and that the undersigned understands that such Common Stock has not been registered under the Securities Act of 1933 (the "Act"), as amended, and such Common Stock may not be sold, pledged, hypothecated, alienated, or otherwise assigned or transferred in the absence of registration under the Act, or an opinion of counsel which opinion is satisfactory to the Company to the effect that such registration is not required.]

Very truly yours, [Optionee]

EXHIBIT B

INTERACT INTERNATIONAL INC.
ADDITIONAL STOCK OPTION AGREEMENT

           This AGREEMENT dated as of the 1st day of January, 2001 between INTERACT INTERNATIONAL INC, a Delaware corporation (the "Company"), RECOTON CORPORATION, a New York corporation and the sole stockholder of the Company ("Recoton") and Stephen Chu ("Optionee").

W I T N E S S E T H:

           1.  Grant of Option. Pursuant to the provisions of an employment agreement between Optionee and STD Holding Limited, a company affiliated with the Company, the Company hereby grants to Optionee, subject to the terms and conditions set forth in this Agreement, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of 618,750 shares of Common Stock of the Company at the purchase price of $1.00 per share. The Option is not intended to qualify as an incentive stock option pursuant to Section 422A of the Internal Revenue Code of 1986, as amended.

           2.  Terms and Conditions. The Option is subject to the following terms and conditions:

                (a)  Expiration Date. The Option shall expire on December 31, 2009 (the "Expiration Date"), except as otherwise noted in subparagraph (d) of this paragraph 2.

                (b)  Exercise of Option. The Option may be exercised, to the extent otherwise exercisable by its terms, on September 30, 2009; provided, however, that such vesting shall be accelerated to December 31, 2005 if all of the following criteria have been met for the period from the date of this agreement through December 31, 2005:

•	Stephen Chu, Todd Hays and Patrick Ho all being employed by the Company or an affiliate thereof; provided, however, that such condition shall not be applicable with respect to any of such persons who ceased being so employed due to breach of his employment agreement by the employer, death or disability or to the extent that one of such persons has left the employ of the Company or an affiliate with the consent of the Company or such affiliate; and

•	The InterAct Group (as such term is defined in the Employment Agreement between the Optionee and STD Holding Limited shall have had after-tax earnings (as defined in such Employment Agreement) of an aggregate of $50 million during the period commencing January 1, 2001 and ending December 31, 2005.

Notwithstanding the foregoing, all or any part of any remaining unexercised Option may be exercised in the following circumstances: (a) immediately upon (but prior to the expiration of the term of the Option) the holder's retirement from the Company and all of its subsidiaries ("Subsidiaries") on or after such person's 65th birthday, (b) subject to the provisions of Section 5(e) hereof, upon the disability (to the extent and in a manner as shall be determined by the Company in its sole discretion) or death of the holder or (c) upon the occurrence of such special circumstances or event as in the opinion of the Company merits special consideration. To the extent otherwise permitted by this Agreement, shares with respect to which the Option becomes exercisable may be purchased in whole or from time to time in part at any time prior to the expiration of the Option. Any exercise shall be accompanied by a written notice to the Company in a form substantially as attached to this Agreement as Exhibit 1 (including the last paragraph of such Exhibit if applicable), specifying the number of shares as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule 1 to this Agreement.

                (c)  Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares as to which the Option shall be exercised shall be paid in cash or by check (subject to clearance) made payable to the Company. Subject to the provisions of subparagraph (i) below, as soon as practicable following receipt of such cash or clearance of such check the Company shall issue to Optionee a certificate for the number of shares as to which the Option is being exercised. Delivery of such shares shall be at the principal office of the Company and the obligation of the Company with respect to the purchase of such shares shall be fulfilled by delivery of such shares registered in the name of Optionee. If Recoton Corporation or the Company lends Optionee money to exercise the options, Optionee shall pay out of his personal assets at least the par value of the shares in cash, with any dividends declared on the stock held by Optionee going first go to reduce the amount of any indebtedness owing by Optionee on the purchase of the shares.

                (d)  Exercise Upon Death or Termination of Employment.

(1) In the event of the death of Optionee while an employee of the Company or a Subsidiary, the Option may be exercised, to the extent that Optionee could have done so at the date of death, by the person or persons to whom Optionee's rights under the Option pass by will or applicable law, or if no such person has such right, by Optionee's executors or administrators, at any time, or from time to time, within one year after the date of Optionee's death, but not later than the Expiration Date.

(2) If Optionee's employment by the Company or a Subsidiary shall terminate because of Optionee's permanent disability, Optionee may exercise the Option, to the extent that Optionee could have done so at the date of termination of employment, at any time, or from time to time, within one year of such termination but not later than the Expiration Date.

(3) If Optionee's employment by the Company or a Subsidiary shall terminate for any reason other than death or permanent disability as aforesaid, Optionee may exercise the Option, to the extent that Optionee could have done so at the date of termination of employment, at any time, or from time to time, within three months of the date of termination of employment but not later than the Expiration Date.

(4) Notwithstanding anything in this subparagraph (d) to the contrary, if Optionee's employment is terminated because of the Optionee's (i) fraud, (ii) conviction of a felony or any crime having as an essential element larceny, (iii) commission of an intentional tort against the Company or any of its affiliates, (iv) willful and repeated dereliction of duty or breach of the Optionee's material obligations under his employment agreement, (v) failure to perform any material covenants of the Employee under the Acquisition Agreement (as defined in the Optionee's employment agreement) to the extent that the Optionee is a party to such agreement, (vi) repeated or material violation of published Company business policies and (vii) serious violation of law relating to the business or securities of the Company or any of its affiliates, all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment by the Company and all Subsidiaries, and an Optionee whose employment by the Company and Subsidiaries is so terminated shall have no right after such termination to exercise any unexercised Option which such employee might have exercised prior to the termination of employment by the Company and Subsidiaries.

                (e)  Nontransferability. The Option and any rights hereunder shall not be transferable or assignable other than by will or by the laws of descent and distribution and during the lifetime of Optionee, the Option shall be exercisable only by Optionee ; provided, however, that options to purchase a number of shares of the Corporation as may be agreed by the Board of Directors of the Corporation may be assigned to David Chu and/or William To on condition that such persons agree to be bound by the provisions of this Agreement (including Sections 5 and 6) with respect to the assigned options.

                (f)  Adjustments. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, then the number and kind of shares subject to the Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Company may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

                (g)  No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance of a certificate or certificates for such shares.

                (h)  No Right to Continued Employment. The Option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of Optionee's employer to terminate Optionee's employment at any time.

                (i)  Compliance With Other Laws and Regulations. The Option and the obligation of the Company to sell shares and deliver certificates for shares of Common Stock pursuant to the Option shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation. If at any time the Company shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company. If shares are not required to be registered, but are exempt from registration, upon exercising all or any portion of the Option the Company may require Optionee (or any person acting under subparagraph (d) of paragraph 2), to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations and furnish such information deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of an option may be subject to stop orders and shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

"The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act."

           3.  Notices. Any notice under this Agreement the Company shall be addressed to it at 2950 Lake Emma Road, Lake Mary, FL 32746; Attention: President, and any notice under this Agreement to Optionee shall be addressed to Optionee at Optionee's home address as shown on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

           4.  Counterparts. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

           5.  Obligation of Optionee to Pledge Shares. Upon exercise of the Option, Optionee will be required to pledge all of his shares in the Company and give nonrecourse guarantees of the obligations of Recoton and its subsidiaries, limited to the value of the pledged shares if required pursuant to any financing applicable to the Company, Recoton (so long as it owns at least 50% of the outstanding stock of the Company) or any affiliate thereof, which such pledge and guaranty shall terminate upon an consumation of an IPO of the Company.

           6.  Bring-Along and Tag-Along Rights. If Recoton, as a stockholder of the Company, receives a bona fide third party offer to purchase all or a portion of its stock in the Company which it wishes to accept) it shall give written notice thereof (the "Sale Notice") to the Optionee which notice shall set forth the name of the proposed purchaser, the number of shares of stock proposed to be sold, the price and terms which such purchaser proposes to offer, the proposed date of closing of such a sale and such other relevant information as Recoton shall deem appropriate. If Recoton proposes to sell all of its stock in the Company, it shall have the right, exercisable in the Sale Notice, to require the Optionee to also sell all of its stock in the Company to such purchaser at the same time, at the same price and on the same terms and conditions as Recoton's stock is being sold (the "Bring-Along Right"). If Recoton does not exercise the Bring-Along Right or if it proposes to sell less than all of its stock in the Company, the Optionee shall have the right, exercisable within ten days after receipt of the Sale Notice, to require the proposed purchaser to purchase a pro rata portion of the Optionee's stock, at the same time, at the same price and on the same terms and conditions as Recoton's stock is sold (the "Tag-Along Right").

           IN WITNESS WHEREOF, each of InterAct International Inc. and Recoton Corporation has caused this Agreement to be executed by its President or a Vice President and Optionee has executed this Agreement, both as of the day and year first above written.

INTERACT INTERNATIONAL, INC. By: Name: Title:

RECOTON CORPORATION By: Name: Title:

___________________________ (L.S.)
                  Optionee

                 SCHEDULE 1 -- NOTATIONS AS TO PARTIAL EXERCISE

-----------------------------------------------------------------------------------------
                  Number of            Balance of
Date of           Shares               Shares On         Authorized            Notation
Exercise          Purchased            Option            Signature             Date
-----------------------------------------------------------------------------------------

EXHIBIT 1

STOCK OPTION EXERCISE FORM

[DATE]

InterAct International, Inc.
2950 Lake Emma Road
Lake Mary, FL 32746
Attention: Secretary

Dear Sirs:

           The undersigned elects to exercise the option to purchase ______ shares of the Common Stock of InterAct International, Inc. (the "Company") under and pursuant to the Additional Stock Option Agreement between the Company and the undersigned dated as of January 1, 2001.

           Delivered herewith is a check in the amount of $______ in payment of the option price.

           [The undersigned hereby represents and agrees that all of the Common Stock being purchased hereunder is being acquired for investment and not with a view to the sale or distribution thereof and that the undersigned understands that such Common Stock has not been registered under the Securities Act of 1933 (the "Act"), as amended, and such Common Stock may not be sold, pledged, hypothecated, alienated, or otherwise assigned or transferred in the absence of registration under the Act, or an opinion of counsel which opinion is satisfactory to the Company to the effect that such registration is not required.]

Very truly yours, [Optionee]